UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-14989	25-1723342
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700			15219
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)
(412) 454-2200
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, par value $.01 per share	WCC	New York Stock Exchange
Depositary Shares, each representing a 1/100th interest in a share of Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock	WCC PR A	New York Stock Exchange
Preferred Share Purchase Rights	N/A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On June 1, 2021, WESCO Distribution, Inc., a Delaware corporation (“WESCO Distribution”), amended its receivables facility (the “Receivables Facility”) pursuant to the terms and conditions of a Third Amendment to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of June 1, 2021 (the “Receivables Amendment”), by and among WESCO Receivables Corp. (“WESCO Receivables”), WESCO Distribution, the various purchaser groups from time to time party thereto and PNC Bank, National Association, as Administrator. The Receivables Amendment amends the amended and restated receivables purchase agreement entered into on June 22, 2020 (as amended, the “Receivables Purchase Agreement”). The Receivables Amendment, among other things, increases the purchase limit under the Receivables Purchase Agreement from $1,200 million to $1,300 million, extends the maturity date from June 22, 2023 to June 21, 2024, decreases the LIBOR floor from 0.50% to 0.00% and decreases the interest rate spread from 1.20% to 1.15%. The commitment fee of the Receivables Facility remains unchanged.

The Company expects to utilize cash and availability under the Receivables Facility and its separate revolving credit facility to finance the redemption of all of WESCO Distribution’s outstanding 5.375% Senior Notes due 2024 (the “Notes”) discussed below under Item 8.01 of this Current Report on Form 8-K.

As a result of the redemption of the Notes and amendment to the Receivable Facility, total interest expense is expected to be reduced by approximately $2 million in 2021 and $18 million per year thereafter based on current interest rates. Following the redemption of the Notes, WESCO International, Inc. expects liquidity to remain above $800 million.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.    Other Events.

On June 2, 2021, WESCO Distribution elected to exercise its optional redemption right to redeem the entire $350 million aggregate principal amount of the Notes, and U.S. Bank National Association, as trustee under the indenture governing the Notes, issued a notice of redemption to registered holders of the Notes. The date fixed for the redemption of the Notes is July 2, 2021 (the “Redemption Date”). The Notes will be redeemed at a redemption price equal to 101.344% of the principal amount of the Notes plus accrued interest on the Notes to, but not including, the Redemption Date. The foregoing does not constitute a notice of redemption with respect to any of the Notes.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
(Registrant)

June 2, 2021	By:	/s/ David S. Schulz
(Date)		David S. Schulz
Executive Vice President and Chief Financial Officer